Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

FORM 10 - SIGNATURES

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

IN WITNESS WHEREOF, Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized.

BUSINESS UNION FINANCIAL LLC. (Registrant)

Date: November 30, 2106	By:	/s/ Charles D. Carey

MR. CHARLES D. CAREY
CHIEF EXECUTIVE OFFICER

1Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

APPENDIX 1 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

EFFECT DATE	HOLDER’S NAME	QUANTITY	NO.	CLASS & SERIES

11/10/2014	CHARLES D. CAREY	100.00	001	CLASS A COMMON SERIES 1

Smaller Reporting Company. The Company takes advantage of all the exemptions afforded to it as a Smaller Reporting Company. As used in this part, the term smaller reporting company means an issuer that is not an investment company, an asset-backed issuer (as defined in §229.1101), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

(i) Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of membership interest units of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

(ii) In the case of an initial registration statement under the Securities Act or Exchange Act for membership interest units of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such membership interest units held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such membership interest units included in the registration statement by the estimated public offering price of any membership interest units; or

(iii) In the case of an issuer whose public float as calculated under paragraph (i) or (ii) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

2Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

APPENDIX 2 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

[LICENSING AGREEMEMENT ATTACHED SEPERATELY]

3Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

APPENDIX 3 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

[INTERIM COMPANY FINANCIALS ATTACHED SEPERATELY]

4Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

APPENDIX 4 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

[COMPANY EXECUTIVE TEAM ATTACHED SEPERATELY]

5Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 1 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

BUSINESS.

In compliance with Item 101 of Regulation S-K see the below description:

On November 19, 2014, the Company filed its Certificate of Organization with the State of Michigan authorizing for issuance 100 membership interest units of Common Membership Interest. 100 Common Membership Interest of the company represents 100% of all distributable income of the Company. All Common Membership Interest is owned entirely by Charles D. Carey. Effective of this offering the Company is authorized to issue 5,000,000 membership interest units of preferred membership interest at $1.00 stated par value upon evidence of escrowing of funds by a qualified investor to a registered investment advisor who may promote a qualified offering under Regulation D Rule 506(c) which must be reliance upon exemptions pursuant to Section 4(2) of the Securities Act.

Pursuant to the terms of the Company’s Operating Agreement, the holders of common membership interest have voting rights set forth therein. It is anticipated that the Board of Directors will authorize for issuance a classification or classifications of preferred membership interest that will carry no voting rights under the Company’s Operating Agreement, but shall be senior to holders of Common Membership interest, but subordinate to membership interest units.

The Board of Directors may declare that certain classifications of preferred membership interest may or may not have a fixed liquidation value (or par value). The preferred membership interest shall have a claim on liquidation proceeds of the Company equal to its par or liquidation value, unless otherwise negotiated. The Board of Directors may elect to classify some preferred membership interest as having special voting rights to approve extraordinary events such as the issuance of new membership interest units or approval of the acquisition of a company, or to elect directors, but it is anticipated that most holders of preferred membership interest shall have no voting rights associated with them; some holders of preferred membership interest may gain voting rights when the preferred dividends are in arrears for a substantial time.

The Company’s intent is to register its business under the Securities Act of 1933 and Exchange Act of 1934 and to take any and all necessary corporate action in becoming a fully reporting developmental stage company under the rules promulgated by the SEC, and to register its securities and membership interest units for private exempt offerings and public offerings as determined by its Board of Directors to be in the best interests of the Company.

There are certain perceived benefits to being a reporting company. These are commonly thought to include the following: (a) increased visibility in the financial community; (b) compliance with a requirement for admission to quotation on the Nasdaq Capital Market or an equivalent market; (c) the facilitation of borrowing from financial institutions; (d) increased valuation; (e) greater ease in raising capital; (f) compensation of key employees through membership interest options for which there may be a market valuation; and (f) enhanced corporate image. There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following: (a) requirement for audited financial statements; (b) required publication of corporate information; (c) required filings of periodic and episodic reports with the SEC; and (d) increased rules and regulations governing management, corporate activities and membership interest unit holder relations.

6Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

The Company may evaluate and potentially pursue the use of business combinations to increase membership interest unit value. Certain private companies may find the use of a business combination with a public reporting company prior to filing its initial public offering attractive for several reasons including: (a) easier to obtain an underwriter; (b) establishment of a public record and public filings for use with FINRA application; (b) possible delays in the public offering process; and (e) greater visibility to the financial community. Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following: (a) no investment capital raised through a business combination; (b) no underwriter support of trading; and (c) increased expenses for meeting reporting requirements.

The Company incorporates forward-looking statements, executive summary, highlights, management and the executive team is attached hereto as Appendix 4 - Company. The financial projections, including monthly breakout of the proposed financing requirements and the details of the use of proceeds for this financing are also included. Additional supporting documents are available upon request. Appendix 3 – Licensing Agreement consists of the model agreement the Company utilizes to deploy Independent Sales Organizations (ISOs), and its compensation model for these ISO organizations.

7Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 1A – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

RISK FACTORS.

In compliance with Item 503 of Regulation S-K see the below description:

OPERATIONAL AND GENERAL BUSINESS RISK FACTORS

Any membership interest units offered hereby involve a high degree of risk. No one should invest who is not prepared to lose his, her, or its entire investment. There is no public market in the foreseeable future for the resale of the membership interest. Prospective investors, prior to making an investment, should carefully examine the risk factors set forth in the business plan and the following risk factors which are inherent in making an investment in, and affecting the business of, the Company, in addition to the other information presented in this Memorandum.

This Memorandum contains certain forward-looking statements, in addition to those statements in the forward looking statements & the Business Plan. The Company’s actual results could differ materially from the results anticipated in these forward-looking statements as a result of various risks and uncertainties, including certain factors set forth in the following risk factors and elsewhere in this Memorandum.

1. Limited Operating History; Accumulated Net Loss and Anticipation of Continued Losses: The Company is in a development stage and thus has only a limited operating history upon which an evaluation of the Company and its prospects can be based. Total Gross Receipts from 2015 were $199,265.00 Gross Income with $43,552.00 in Company Expenditures. Net Operating Income for the Company was $155,713.00. Other Deductions sat at $120,610.00 with a Net Pre Tax Profit of $35,103.00. Year To Date Revenues in 2016 (Effective 1 October 2016) are as follows: $723,044.66 Gross Income, $194,270.25 Costs of Sales, $528,774.41 Net Operating Income. Total Company Expenses are $236,876. With a Net Pre Tax Profit of $291,897.62. Total Assets for 2016 are $359,548.12 with Total Liabilities being $34,144.94. Total Liquid Position of Company effective 1 October 2016 is $319,587.63 with Accounts Receivables (less than 30 days) of $13,299.04 and A/R/ PLS of $26,661.45 representing receivables more than 30 days but less than 180 days. The Company’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by development stage companies, particularly companies in emerging markets. In order to increase sales and achieve profitability, the Company must, among other things, establish market acceptance and sell and support its services and investments. The Company plans to increase significantly its expenditures on sales and marketing, technology and infrastructure, expand administrative resources to support the enlarged organization, maintain brand identity, broaden its customer support capabilities, and pursue strategic alliances. To the extent that revenues do not grow at anticipated rates or that increases in such operating expenses precede or are not subsequently followed by commensurate increases in revenues, the Company’s business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that the Company will achieve or sustain the substantial revenue growth needed in order to reach profitability.

2. Potential Fluctuations in Results: The Company’s operating results may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company’s control. These factors include: general economic conditions, specific economic conditions in the transportation industry, demand for transportation products/services, usage and growth of transportation products/services, seasonal sales

8Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

trends, budget cycles of individual customers, the mix of products or services sold by the Company or the Company’s competitors, lengthy sales cycles for Company’s products or services, changes in costs of expenses or capital expenditures relating to the Company’s expansion of operations, the introduction of new products or services by the Company or its competitors, change in the sales mix, distribution channels or pricing for the Company’s products or services. In the future, strategic partners may require payments or other consideration in exchange for providing access to the Company’s products or services. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its results.

3. Developing Market; Unproven Acceptance of the Company’s Product or Services: The market for the Company’s services is rapidly evolving and is characterized by an increasing number of market entrants. The Company is directly and indirectly highly dependent upon general business markets. There can be no assurance that the Company will achieve or sustain market acceptance of its products or services, or that the Company will be able to execute its business plan successfully.

Because the market for the Company’s services is evolving, it is difficult to predict the size of this market and growth rate, if any. There can be no assurance that the market for the Company’s services will develop or that demand for the Company’s products and services will emerge or become sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company’s products and services do not achieve or sustain market acceptance, the Company’s business, results of operations and financial condition would be materially adversely affected.

4. Need for Future Funding: The Company anticipates that its existing capital resources, together with the net proceeds from the offering, interest earned thereon and expected future revenues, will enable it to maintain its current operations into the third quarter of 2017. There can be no assurance that the Company will be able to develop, produce or market products or services on a profitable basis. The Company may have underestimated the costs necessary to achieve sustainable revenues. As a result of the early stage of its business, the Company expects to sustain operating losses and require substantial additional financing in addition to that provided from the sale of the Offering. The Company will need to raise additional funding thereafter in order to continue operations. No party is obligated to provide financing to the Company. It is possible that such external financing may not be obtainable. No assurances can be given that the Company will be able to raise cash from additional financing efforts and, even if such cash is raised, that it will be sufficient to satisfy the Company’s anticipated capital requirements, or on what terms such capital will be available. Future equity financing is likely to result in ownership dilution to existing investors. If the Company is unable to obtain sufficient funds from future financings, the Company will need to curtail certain development efforts and operating plans, which would have a material adverse effect on its business, results of operations and financial condition.

Factors that may increase the Company’s capital requirements include, but are not limited to, the following: (i) failure to realize revenues in the amounts or as promptly as the Company projected; (ii) unforeseen or sooner than expected capital expenditure requirements; (iii) accelerated, higher than budgeted or unbudgeted operating expenses; and (iv) unforeseen working capital requirements.

5. Concentrated Product and Service Risk: The Company expects that sales of its structured loan products will account for substantially all of the Company’s revenues for the foreseeable future. Broad market acceptance of these products or services is, therefore, critical to the Company’s future success and any factor adversely affecting sales or pricing levels of its products could have a material adverse effect on the Company’s business, results of operation and financial condition. Although the Company intends to expand its products and services offering, there can be no assurance that any such new or enhanced products will be successfully developed, introduced and marketed, and failure to do so would have a material adverse effect on the Company’s business, results of operations and financial condition. There can be no assurances that the revenues generated from the Company’s current or future products are enough to support a stand-alone business.

6. Reliance on Key Customers: The Company will derive a significant portion of revenues from a small number of large customers and/or business resources. As a result, the decrease in revenues from or loss of any particular customer could materially negatively impact the Company’s future business, results of operations and financial condition.

9Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

7. Dependence on Strategic Relationships: The Company believes that its success in penetrating markets for its investment and restructuring services will depend in part on its ability to develop and maintain strategic relationships. The Company further believes that such relationships are important in order to expand the functionality of the Company’s services. No assurance can be given that the Company will be successful in entering into any strategic alliances on acceptable terms or, if any such strategic alliance is entered into, that the Company will realize any anticipated benefits from it, or at all. In addition, the alliance of strategic partners with competitors, or the termination of one or more successful relationships, could have a material adverse effect on the Company’s business, results of operations and financial condition.

8. Protection of Proprietary Information: The Company’s success depends significantly upon its proprietary information. The Company will rely on a combination of available patent, copyright, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect its proprietary rights, all of which afford only limited protection. There can be no assurance that its agreements with employees, consultants, and others who participate in the development of its intellectual and proprietary information will not be breached, that the Company will have adequate remedies for any breach. Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company’s products or services in order to obtain and use information that the Company regards as proprietary.

9. Legal Proceedings: The Company is not the subject of any material litigation, claims or investigations at the time of the offering.

10. Management of Potential Growth: The rapid execution necessary for the Company to successfully offer its products and services and implement its business plan in an evolving market requires an effective planning and management process. The Company expects to continue to expand its management, technical, accounting, finance, marketing, sales and production operations, including perhaps the assignment of assets to a banking institution to maximize the value of its membership interest. The Company’s growth, coupled with rapid evolution of the Company’s markets, has placed, and is expected to continue to place, a significant strain on its administrative, operational and financial resources as well as increased demands on internal systems, procedures and controls. Furthermore, the Company will be required to manage multiple relationships with various strategic partners. There can be no assurance that the Company has made adequate allowances for the costs and risks associated with this expansion and transition, that the Company’s systems, procedures or controls will be adequate to support the Company’s operations, or that Management will be able to achieve the rapid execution necessary to offer successfully the Company’s products and services and implement its business plan. The Company’s future operating results will also depend on many factors, including its ability to expand its business development organizations and expand its support organization commensurate with the expected growth of its business. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition could be materially adversely affected.

11. Dependence on Key Personnel: The Company’s success significantly depends on reputation and the continued services of the Company’s key management, none of which are bound by an employment agreement. The Company intends to maintain a key man life insurance on these individuals. There is no assurance that the Company will be able to insure the aforementioned employees or that such amount will be adequate to compensate the Company in event of one of their deaths. The loss of these individuals or other key editorial or design personnel would likely harm the Company’s business.

In order to grow the Company’s business beyond the development stage, the Company’s future success depends on its continuing ability to identify, attract, hire, train, motivate and retain highly qualified management, research and development, and sales and marketing personnel (including the Company’s past hires). Competition for qualified personnel are intense and there can be no assurance that the Company will be able to attract, assimilate or retain qualified personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect upon the Company’s business, operating results and financial condition.

10Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

12. No Public Market; Possible Volatility of Membership interest unit Price: The offering upon issuance will be restricted under federal and applicable state securities laws and, as such, may not be transferred, sold or otherwise disposed of in the United States, except as permitted under federal and state securities laws, pursuant to registration or exemption there from. Prospective investors should be prepared to hold such membership interest units for an indefinite period. In the event that the Company does register a portion of any membership interest units under the Securities Act of 1933, as amended, there can be no assurance that a holder of membership interest units will be able to include any securities owned in such initial registration. No assurance can be given that the Company will ever conduct an initial public offering of the Company.

There is no public or other trading market for the Company offered hereby or the Company’s membership interest into which such membership interest are convertible, and there can be no assurance that any market will develop or, if developed, will be sustained in the future. If a public market does develop for the membership interest into which the membership interest are convertible, factors such as the Company’s or competitors’ announcements about performance, failure to meet securities analysts’ expectations, government regulatory action, and market conditions for Internet Company membership interests in general could have a material adverse effect on the price of the Company’s membership interest units.

12. Adverse Effect of Concentration of Ownership: The membership interest units of common membership interest are issued in the majority to CHARLES D. CAREY. The Company is currently considering a large investment from an Institutional Grade Entity that may affect the concentration of ownership. At this time a signed term sheet is in effect; subject to registration requirements and other final agreements. The Company will disclose any change controls or significant ownership structures within 30 days of the significant event.

13. Revenue Recognition Policies: The Company may be required to changes its revenue recognition policies based on changing implementation guidelines and interpretations that may cause its revenues and operating results to fluctuate unexpectedly. The Company intends on retaining a Chief Financial Officer or Certified Public Accountant familiar with financial reporting requirements under the SEC. The Company also intends on having its financial statements audited by a firm that is a member of the Public Company Accounting Oversight Board. The rapid pace of change in these standards could result in significantly different standards in the future. As the Company changes its practices to comply with such changing standards, there could be a material adverse effect on the Company’s business, financial condition and results of operations. At this time, the Company is unaware of any contemplated changes to current revenue recognition standards that would negatively affect its business.

14. Projections: Any financial projections of the Company presented in connection with this Memorandum, if any, are based upon assumptions that the Company currently believes are reasonable but which are inherently uncertain and unpredictable. These projections do not constitute representations as to future operations, and no assurance can be given regarding the attainability of these projections or the reliability of the assumptions on which they are based. Unanticipated events and circumstances, some of which may not be within the control of the Company, could adversely affect actual results achieved during the projected periods. Certain key assumptions, such as the success of product development, may be wholly or partially beyond the control of the Company and will have a significant impact on the projected operating results of the Company. In addition, the Company has had a limited operating history on which to base its revenue and expense assumptions. As a result, the projections are in large part based on assumptions derived from experience in the Internet industry generally rather than on actual performance data of the Company. The actual results achieved by the Company during the periods covered by the projections are likely to vary from the projections, and such variations could be material and adverse. The Company’s independent public accountants have not compiled or examined these projections and, accordingly, do not express an opinion or any other form of assurance on them.

15. Membership interest unit Price: The offering price of any membership interest units has been negotiated and does not directly correlate to book value, earnings, assets or actual results of operations. Consequently, the Company would not be able to liquidate at a price similar to the offering price designated herein. Individual purchasers of membership interest in this offering will experience immediate and substantial dilution of net tangible book value per membership interest unit after giving effect to the sale of all membership interest in this offering.

11Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

16. No Dividend Anticipated in Future, Unproven Ability to Pay Dividend: The Company has never paid cash dividends on any of its securities offered to investors. Payment of dividends on any of its securities is within the discretion of the Managers of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors. It is the Company’s intention to retain earnings, if any, to finance the operation and expansion of its business and, therefore, it does not expect to pay any cash dividends on any of its securities in the foreseeable future unless the Company is able to overcome significant hurdles. There is no guarantee the Company will overcome these hurdles and Company may pay no dividends (despite the stated par value or stated dividend) for the foreseeable future.

17. Due Diligence and Investigation: The Offering is not underwritten, and there has not been an independent review of the matters covered in this Memorandum by a placement agent. Investors must rely solely upon their own investigation and analysis of the risks in making any investment decision.

18. Risks Associated with Potential Acquisitions: The Company may in the future pursue acquisitions of complementary technologies or businesses. However, there can be no assurance that the Company will identify suitable acquisition opportunities or that future acquisitions by the Company will result.

In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management. In reviewing this Risk Factors exhibit potential investors should keep in mind other possible risks that could be important.

12Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 2 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

FINANCIAL INFORMATION.

In compliance with Item 301, 303, & 305 of Regulation S-K see the below description:

Information Concerning the last five (5) fiscal years of the registrant. The Registrant is a company formed On November 19, 2014, the Company filed its Certificate of Organization with the State of Michigan authorizing for issuance 100 membership interest units of common membership interest at No par value. Effective of this registration the Company is authorized to issue 5,000,000 membership interest units of preferred membership interest at $1.00 stated par value upon evidence of escrowing of funds by a qualified investor to a registered investment advisor who may promote a qualified offering under Regulation D Rule 506(c) which must be reliance upon exemptions pursuant to Section 4(2) of the Securities Act. The company received no revenue in fiscal year 2014, as it was in an incubation stage. Total Gross Receipts from 2015 were $199,265.00 Gross Income with $43,552.00 in Company Expenditures. Net Operating Income for the Company was $155,713.00. Other Deductions sat at $120,610.00 with a Net Pre Tax Profit of $35,103.00. Year To Date Revenues in 2016 (Effective 1 October 2016) are as follows: $723,044.66 Gross Income, $194,270.25 Costs of Sales, $528,774.41 Net Operating Income. Total Company Expenses are $236,876. With a Net Pre Tax Profit of $291,897.62. Total Assets for 2016 are $359,548.12 with Total Liabilities being $34,144.94. Total Liquid Position of Company effective 1 October 2016 is $319,587.63 with Accounts Receivables (less than 30 days) of $13,299.04 and A/R/ PLS of $26,661.45 representing receivables more than 30 days but less than 180 days. Regarding all YTD payable information approximately $15,000 has been contributed to Knight Nguyen Investments, with an accounts payable of $20,000.00 for securitizing professional services regarding voluntary registration under Section 12(g). The YTD Financials of revenue are anticipated to exceed approximately $900,000. Contributions have been allocated to professional fees which total $26,000 outstanding as of the date of this filing. All financials and data represented are unaudited.

Liquidity. The liquidity of the Company sits at $319,587.63 effective 1 October 2016 and is not expected to change more than twenty percent (20%) within 30 days from the effective registration of the Company under Section 12(g). Additional capital may be provided if a preferred membership interest contract can be negotiated. Evidence of sufficient holdings has been evidenced and reserved through a registered investment advisor. There can be no assurances that any party will follow through with a capital commitment. The Company is not considered in an undercapitalized state. The determination of all membership interest unit prices is arbitrary and subject to market competition, valuations, and subjective basis. Technology in general remains a subjective value that is determined by the possibility of data going to market. Therefore the ability to generate liquidity by selling such intellectual property may not be reliable.

Capital Resources. The Registrant’s commitments for capital expenditures sit exclusively with the primary membership interest unit holder(s) CHARLES D. CAREY. The capital commitments are therefore subject to all the inherent risks relying upon membership interest unit holders to contribute capital for expenditures as they come due.

Results of Operations. The company is in an early stage development stage focusing on developing unconventional merchant cash advances (MCAs) and secured / unsecured loans for the implementation of its reporting platform. In addition the company is in the final stages of negotiating with a syndication provider that will allow more freedom to book assets. In addition the company is working through a registered investment advisor to package up insurance

13Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

products on its loan portfolios with Assurance Guaranty, and Traveler’s Insurance (NYSE:TRV). Both companies carry investment grade ratings and the company believes insuring its products will carry more competitive advantages to include (but not limited to): secondary market appeal, safety in principal investments, more competitive advantages to its unsecured products, and cost savings when offering investors returns. As such the results of the Operations are subject to a “Growth” company relying upon additional funding to develop promising market presence in its loan reporting platform. There is also a focus to develop technology to automate much of the manual processes. In the event the data proves promising, whereby the data substantiates entry into an operational setting, large payments for industry technology acquisition exist. Currently the Company does not have any track record of showcasing these results. The Company can provide no substantial capital results for selling technology platform in the past three years.

Contractual Obligations. The company has not significant contractual obligations to reports as of the date of this filing that would be categorized in any of the following: Long Term Debt Obligations, Capital Lease Obligations, Operating Lease Obligations, Purchase Obligations, or Other Long Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP.

Interim Periods. The financials provided up to the period of 1 October 2016 reflect the numbers as indicated. The market membership interest unit value has been determined at an even $2,000,000; based upon a willing buyer and seller of the United States Market. These values may be arbitrary and subject to various preconditions that may or may not make this number achievable. The interim financials are attached as Appendix 3 – Interim Financials.

STATEMENT REGARDING FORWARD LOOKING PROJECTIONS

THE STATEMENTS, PROJECTIONS AND ESTIMATES OF FUTURE PERFORMANCE OF THE COMPANY OR VARIOUS ELEMENTS OF THE COMPANY’S BUSINESS CONTAINED IN THIS REGISTRATION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD EXPECT THAT ANTICIPATED EVENTS AND CIRCUMSTANCES MAY NOT OCCUR. UNANTICIPATED EVENTS AND CIRCUMSTANCES SHALL OCCUR, AND THAT ACTUAL RESULTS SHALL LIKELY VARY FROM THE FORWARD-LOOKING CIRCUMSTANCES. INVESTORS SHOULD BE AWARE THAT A NUMBER OF FACTORS COULD CAUSE THE FORWARD-LOOKING STATEMENTS OR PROJECTIONS CONTAINED IN THIS REGISTRATION OR OTHERWISE MADE BY OR ON BEHALF OF THE COMPANY TO BE INCORRECT OR TO DIFFER MATERIALLY FROM ACTUAL RESULTS. SUCH FACTORS MAY INCLUDE, WITHOUT LIMITATION, (i) THE ABILITY OF THE COMPANY TO PROVIDE SERVICES AND TO COMPLETE THE DEVELOPMENT OF ITS PRODUCTS IN A TIMELY MANNER, (ii) THE DEMAND FOR AND TIMING OF DEMAND FOR SUCH SERVICES AND PRODUCTS, (iii) COMPETITION FROM OTHER PRODUCTS AND COMPANIES, (iv) THE COMPANY’S SALES AND MARKETINGCAPABILITIES, (v) THE COMPANY’S ABILITY TO SELL ITS SERVICES AND PRODUCTS PROFITABLY, (vi) AVAILABILITY OF ADEQUATE DEBT AND EQUITY FINANCING, AND (vii) GENERAL BUSINESS AND ECONOMIC CONDITIONS. THESE IMPORTANT FACTORS AND CERTAIN OTHER FACTORS THAT MIGHT AFFECT THE COMPANY’S FINANCIAL AND BUSINESS RESULTS ARE DISCUSSED IN THIS OFFERING CIRCULAR UNDER “RISK FACTORS.” THERE CAN BE NO ASSURANCE THAT THE COMPANY SHALL BE ABLE TO ANTICIPATE, RESPOND TO OR ADAPT TO CHANGES IN ANY FACTORS AFFECTING THE COMPANY’S BUSINESS AND FINANCIAL RESULTS.

SAFE HARBOR STATEMENT UNDER

THE PRIVATE SECURITIES LITIGATION REFORM ACT

WITH THE EXCEPTION OF THE HISTORICAL INFORMATION CONTAINED IN THIS DOCUMENT, THE MATTERS DESCRIBED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES THAT INDIVIDUALLY OR MUTUALLY IMPACT THE MATTERS HEREIN DESCRIBED INCLUDING, BUT NOT LIMITED TO, FINANCIAL PROJECTIONS, PRODUCT DEMAND AND MARKET ACCEPTANCE, THE EFFECT OF ECONOMIC CONDITIONS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GOVERNMENTAL REGULATIONS, TECHNOLOGICAL DIFFICULTIES AND/OR OTHER FACTORS OUTSIDE THE CONTROL OF THE COMPANY.

14Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 3 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

PROPERTIES.

In compliance with Item 102 of Regulation S-K see the below description:

Description of Property. The Registrant currently has no principal plants, mines, or other materially important physical properties that would require disclosure under Item 102 of Regulation S-K.

15Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 4 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT.

In compliance with Item 403 of Regulation S-K see the below description:

Title of Class	Name & Address of Management	Amount & Nature of Management	Percent of Class	Direct Management in Company Operations?

Preferred Membership interest units Class A	Treasury Membership interest	5,000,000 Not Issued but Authorized	100.00%	NA

Common Membership interest units Class A	Charles D. Carey – CEO – 2600 Waverly Rd. Lansing MI 48911	100	100.00%	Yes

Common Membership interest units Class B	Treasury Membership interest	5,000,000 Not Issued but Authorized	100.00%	NA

16Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Owner	Percent of Class	Direct Management in Company Operations?

17Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 5 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

DIRECTORS & EXECUTIVE OFFICERS.

In compliance with Item 401 of Regulation S-K see the below description:

Mr. CHARLES D. CAREY (Chief Executive Officer and Chairman of the Board – Director)

2600 Waverly Road

Lansing MI 48911

(877) 824-5217

Experience in Company Relevant Operations: +10 years

Charles Carey is the CEO and Founder of Business Union Financial (BU Financial) and holds a bachelor of Science in Theology and Counseling . He became an industry expert by consulting and leading other lending companies. He comes from business acceleration and has helped companies increase their systems. Charles Carey has created unique business funding algorithms focused on the outlook of the business, not just the business’ past. He believes on creating business models that have systems that are duplicable and are set up for the future.

Mr. Denny Porto (President)

2600 Waverly Road

Lansing MI 48911

(877) 824-5217

Experience in Company Relevant Operations: +40 years

Dennis Porto is the President of Business Acceleration and Development for Business Union Financial and is responsible for all of the brokers. Dennis Porto holds a Bachelor from DePaul University for Business Management and Marketing. Dennis has managed over 150 sales reps at one company and took a company from 30 million in sales to over 220 million and dominated over 72% of that market. He contributes to the successes of Business Union Financial by building strong, long term client relationships.

Ms. Linda Shell (Treasurer)

2600 Waverly Road

Lansing MI 48911

(877) 824-5217

Experience in Company Relevant Operations: +10 years

Linda Shell has been an admin director for over 25 years and is skilled in the treasury department and pays attention to detail. Linda makes her clients a priority and enjoys putting money into our broker’s business accounts. She has many hats that she has worn over the years of being the admin, treasurer, book keeper, salesforce admin and A/R supervisor.

18Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

Christopher K. Lopez (Non Director – Non Officer – Advisory Committee)

2600 Waverly Road

Lansing MI 48911

(877) 824-5217

Experience in Company Relevant Operations: +10 years

Christopher Knight Lopez holds a Bachelor’s in Project Management Administration & Finance from ITT Technical Institute. Mr. Lopez has over eight years of experience in corporate compliance, finance, and project management. Mr. Lopez is also MPM (Master Project Manager) qualified according to the international accreditation agency American Academy of Project Management (AAPM) and holds an distinction as an Accredited Financial Analyst (AFA). Mr. Lopez also sits on the board of the American Academy of Project Management as an Honorary Global Advisor and the Global Academy for Finance & Management (GAFM). In addition Mr. Lopez has also been admitted as a member to the American Accredited Financial Analyst Council. Mr. Lopez is familiar and experienced will all faucets of Project Life Cycles to include: Project Integration Management, Scope Management, Time Management, Cost Management, Quality Management, Human Resource Management, Communications Management, Risk Management, Procurement Management, and Stakeholder Management. Mr. Lopez has over 10,000 documented hours reviewing business infrastructure, corporate filings, corporate structuring, legislative adherence, compliance review, and project scope integration. In conjunction Mr. Lopez has passed his series 65 examination and overseen over 2Bn USD in face value security valuations with top five accounting firms. Mr. Lopez is a partner in financial planning firm out of Houston Michigan and has worked to design non-investment grade securities, offerings, and transactions in both a domestic and international market.

19Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 6 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

EXECUTIVE COMPENSATION.

In compliance with Item 402 & 407 of Regulation S-K see the below description:

The company has provided the following compensation to the following executive or key personnel within the Company. The Company is currently in its early stage growth.

Name	Title	Compensation
Charles D. Carey	CEO	$7,500.00
Denny Porto	PRES	$5,000.00
Linda Shell	TREASURER DIRECTOR	$5,000.00

20Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 7 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, & DIRECTOR INDEPENDENCE.

In compliance with Item 404, & 407(a) of Regulation S-K see the below description:

Transactions with Related Persons. There is no transaction, since the beginning of the registrant’s last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant of an amount that will / did exceed $120,000, which any related person(s) had or will have a direct or indirect material interest.

21Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 8 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

LEGAL PROCEEDINGS.

In compliance with Item 103 of Regulation S-K see the below description:

Material Pending / Past Litigations. There exist no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the registrant or any of its subsidiaries is a party or of which any of their property is the subject to. There exist no ordinary routing litigation incidental to the business currently filed, pending, or settled.

22Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 9 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY & RELATED MEMBERSHIP INTERESTHOLDER MATTERS.

In compliance with Item 201 of Regulation S-K see the below description:

Market Information. There exists no principal United States market (or other markets) where any class of the registrant’s common equity is being traded. There is no established public trading market for any class of common equity. All securities are restricted securities subject to exemptions provided under Federal & State law allowing the legal transfer of such securities. All securities do not feature any free trading membership interest unit provisions or characteristics.

Holders. The following chart represents the Holders of the various classes of restricted securities in the Company.

Title of Class	Name & Address of Management	Amount & Nature of Management	Percent of Class	Direct Management in Company Operations?

Preferred Membership interest units Class A	Treasury Membership interest	5,000,000 Not Issued but Authorized	100.00%	NA

Common Membership interest units Class A	Charles D. Carey – CEO – 2600 Waverly Rd. Lansing MI 48911	100	100.00%	Yes

Common Membership interest units Class B	Treasury Membership interest	5,000,000 Not Issued but Authorized	100.00%	NA

Dividends. The Company has never paid any cash dividends or membership interest dividends.

Securities authorized for issuance under equity compensation plans. The Company has not authorized any securities to be issued under an equity compensation plan. The Company does not currently have any plans in effect that would authorize a compensation plan under this category as of the date of this filing.

23Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

Performance graph. There currently exists no performance graph to showcase comparing the yearly percentage change in the registrant’s cumulative total membership interest unit holder return on a class of common membership interest registered under section 12 of the Exchange Act (as measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the registrant’s membership interest unit price at the end and the beginning of the measurement period; by the membership interest unit price at the beginning of the measurement period) with:

The cumulative total return of a broad equity market index assuming reinvestment of dividends, that includes companies whose equity securities are traded on the same exchange or are of comparable market capitalization due to the fact the Company has not yet facilitated revenue aside from membership interest unit holder contributions & is not an exchange traded company. The Company does not intend to be an exchange traded company nor intend to develop into a public market at this stage in its development. Future considerations may be considered in light of certain characteristics that may or may not come to pass.

Smaller Reporting Companies. The Registrant meets the requirements as a registrant that qualifies as a smaller reporting company, as defined by §229.10(f)(1). The Registrant is not required to provide the information required by paragraph (e) of this Item.

24Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 10 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

RECENT SALES OF UNREGISTERED SECURITIES.

In compliance with Item 701 of Regulation S-K see the below description:

Unregistered Transactions. The Company has yet to make a sale on any unregistered security. When the Company makes an unregistered security it intends to fully report the underlined promptly within date of sale, as required by any exemption relied upon to legally offer the security. The underlined will be provided in line with the afforded exemption:

1)	Securities Sold

2)	Underwriters & Other Purchasers

3)	Consideration

4)	Exemption from Registration Claimed

5)	Terms of Conversion Exercise (As applicable)

6)	Use of Proceeds.

Pending Unregistered Transactions. The Company has a pending binding contract with intent to purchase. There exists only one potential investor at this time:

1)	Securities Pending to Be Sold: Class A Convertible Bond to Series 1 Preferred Membership interest units

2)	Underwriters & Other Purchasers: None.

3)	Consideration. Cash. Purchase Price of $1.00 USD per Class A Convertible Bond for a total membership interest unit purchase of $5,000,000.

4)	Exemption from Registration Claimed: Regulation D, Rule 506(c), which must be reliance upon exemptions pursuant to Section 4(2) of the Securities Act, Accredited Investors only.

5)	Terms of Conversion Exercise (As applicable): There is no conversion option.

6)	Use of Proceeds. 250,000.00 Administrative Budget, 250,000 Insurance Premium Budget – 4,500,000 Working Capital for Loan Deployment.

7)	Prospective Subscriber: Aevum Holdings Inc, Accredited Investor Suitability Determined.

8)	Documents Executed: Application, Client Information Sheet, Product Disclosure Sheet, Letter of Intent.

9)	Offering Private Placement Memorandum Executed: No.

10)	Private Placement Memorandum Finalized: No. Expected Issue Date 11/30/16.

25Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 11 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

In compliance with Item 202 of Regulation S-K see the below description:

Anticipated Registered Securities. There exists no anticipation of registering any securities by the Company on any public market or exchange. There are no securities accepted or being structured to be accepted for listing on an exchange as of the date of this filing. Should any securities be contemplated to be registered the Company will comply with the rules of Regulation S-K and any/all other provisions that may be required under State & Federal law.

26Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 12 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

INDEMNIFICATION OF DIRECTORS & OFFICERS.

In compliance with Item 702 of Regulation S-K see the below description:

INDEMNIFICATION PROVISIONS. Any officer, director, or employee is afforded indemnification protections under Section VII of the Company Operating Agreement. The following is a copy of the indemnification language provided:

Section 1. Indemnification of Officers and Directors, Employees and Other Persons: Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Limited Liability Company or is or was serving at the request of the Limited Liability Company or for its benefit as a Director or Officer of another Limited Liability Company , or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Limited Liability Company law of the State of Michigan from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred defending a civil or criminal action, suit or proceeding must be paid by the Limited Liability Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Limited Liability Company. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Membership interest unit holders, provision of law or otherwise, as well as their rights under this Article.

27Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 13 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

FINANCIAL STATEMENTS & SUPPLEMENTARY DATA.

In compliance with Regulation S-X see the below description:

UNAUDITED INTERIM FINANCIALS. The Company provides the unaudited financials through 1 October 2016 to satisfy the requirements of this Section. The Interim Unaudited Financials are provided as Appendix 3 – Interim Company Financials.

28Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 14 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL DISCLOSURE.

In compliance with Item 304 Regulation S-K see the below description:

Disclosures of Significant Events under this Section. The Company has not held any disagreements with accountants, accounting firms, or disagreed with any financial disclosure prior to this filing. The Company is not aware of any intended disagreements or terminations with financial professionals.

29Business Union Financial, Inc.

Initial Registration for Securities Pursuant to Section 12(G) OF THE ACT | VOLUNATARY ELECTION TO REPORT

ITEM 15 – FORM 10

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT

Of

BUSINESS UNION FINANCIAL LLC.

FINANCIAL STATEMENTS & EXHIBITS.

In compliance with Item 601 Regulation S-K see the below description:

UNAUDITED INTERIM FINANCIALS. The Company provides the unaudited financials through 1 October 2016 to satisfy the requirements of this Section. The Interim Unaudited Financials are provided as Appendix 3 – Interim Company Financials.

30Business Union Financial, Inc.

Business Union Financial, LLC

Financial Statements

CONFIDENTIAL

PH: 877.824.5217
FAX: 888-253-7255

CEO
Mr. Charles D. Carey
dan@bufinancial.com

Operations Office
2600 South Waverly Rd
Lansing MI 48911

Business Union Financial, LLC Financial Statements 1 October 2016	2

Dear Reader,

Thank you for your interest in our firm. We strive to bring an “Out of The Box” approach to all of our products. We bring our dynamic approach to the products we intend to release beyond our conventional business model. We appreciate your time to look at the following financials and due diligence. Please note that the alternative financing market is constantly changing. New businesses are opening and closing all the time; however one thing always remains, “The need to find sustainable capital alternatives will always persist”. The versatility of our business model is not limited to simply providing merchant cash advances. We provide the complete financial coordination with international buyers and domestic note purchasers. This coordination is only available after years of careful relationship management and proven performance. No one is the “first one in”. We have our own resources, own finances, and own supply to showcase our performance.

We at Business Union Financial, LLC know that business relationships are earned not given. We work hard to earn your trust and even harder to keep it. If you are seriously interested in taking advantage of an investment opportunity that could possibly yield a very long term ROI and possibly be directly involved in the development of our other new supply lines in R&D, please contact our staff directly at (877) 824.5217 between 9:00 am - 6:00 PM EST. We look forward to hearing from you.

If you have any questions or concerns regarding any of our products do not hesitate to contact us as well. We are currently conducting our research interests throughout many other markets to broaden our reach.

Sincerely,

Mr. Charles D. Carey – CEO

Business Union Financial, LLC

Business Union Financial, LLC Financial Statements 1 October 2016	3

Business Union Financial, LLC Financial Statements 1 October 2016	4

Directory

Directors	Charles D. Carey
Linda Shell

Shareholders	Charles D. Carey

Officers	Charles D. Carey – President (CEO)
Denny Porto – President (PRES)
Linda Shell – Treasurer (TRS)

Subsidiaries	Southern Florida Business Union Financial, LLC

Registered Office	2600 S. Waverly Rd. Lansing, MI 48911

Nature of business	The Company is focused on conducting alternative financing & syndication for small to medium size businesses; being applicable to major national distribution in the United States of America & abroad.

Company number	E5511A

Bankers	Chase

Business Union Financial, LLC Financial Statements 1 October 2016	5

Interim-Annual report

The Board of Directors present their annual report, including financial statements for the period ended 1 Oct 2016.

The Board of Directors have exercised their rights under the provisions of 1993 PA 23, as amended and the relative Michigan Statutes to unanimously agree on the issuance of this information.

Disclosure these financial statements are for a 10 month interim period January 2016 – October 2016.

For and on behalf of the Board of Directors who approved these financial statements for issue on 10 October 2016.

Authorized Signature	Authorized Signature
Chairman Board of Directors	Temp. Secretary
Charles D. Carey	Linda Shell

Business Union Financial, LLC Financial Statements 1 October 2016	6

Auditors’ report

The Company has not conducted an audit report on any financials. The Company has contracted a registered Investment Advisor (Knight Nguyen Investments) to issue Third Party “Reviewed” Financials. All financials are reported within International Financial Reporting Standards (IFRS) and Generally Accepted Accounting Practices (GAAP) compliance to the best of the Directors abilities. Each Person should rely upon their own judgment of the merits of the financials. All financials are unaudited but are reviewed to ensure proper IFRS & GAAP processes by a Registered Investment Advisor.

REVIEWER’S DECLARATION

I, Christopher Knight Lopez, on behalf of Knight Nguyen Investments have reviewed the following financial statements and assisted with the compilation. The financial statements are reviewed to be in proper order. I have reviewed the corresponding bank statements, and other pertinent financial records to coordinate with the company’s documented accounting software. I have not fulfilled the complete Auditing Requirements under the Statements of Auditing Standards (SAS) as instituted by the American Institute of Certified Public Accountants (AICPA). I have conducted a Limited Scope Verification as annotated under the Prudent Investor Rule of 1994, as amended and Uniform Standards of Professional Appraisal Practice (USPAP) as promulgated by the Appraisal Foundation and the International Valuation Standards (IVS) published by the International Valuation Standards Council.

Reviewer’s Signature

Knight Nguyen Investments
CRD#198517

Business Union Financial, LLC Financial Statements 1 October 2016	7

Statement of comprehensive income/Income Statement

For the 10 month period ended 1 October 2016

	Notes	2016
		$

Commissions & Closing Income		349,903.59
Other Income		260,621.65

Total Income		610,525.24

Expenses	3
Cost of Sales (COS)		(244,590.75)
Cost of Syndication		(18,524.09)
Other		(292,765.82)

Operating expenses		(555,880.66)

Net Operating income		54,644.58

Profit before tax		54,644.58
Tax expense	4	(8,661.14)

Profit for the period		45,983.43

Other comprehensive income		—

Total comprehensive profit for the period		45,983.43

These financial statements should be read in conjunction with the accompanying notes.

Business Union Financial, LLC Financial Statements 1 October 2016	8

Statement of changes in equity

For the 10 month period ended 1 October 2016

	Share capital	Retained earnings	Total equity
	$	$	$
Company
Balance at 1 Oct 2016	—	—	—
Comprehensive income
Profit for the period	—	45,983.43	45,983.43
Other comprehensive income	—	—	—

Total comprehensive profit	—	45,983.43	45,983.43
Transactions with owners
Issue of share capital	31,797.16	—	31,797.16

Balance at 1 Oct 2016	31,797.16	45,983.43	77,780.59

These financial statements should be read in conjunction with the accompanying notes.

Business Union Financial, LLC Financial Statements 1 October 2016	9

Statement of financial position / Balance Sheet

As of 1 October 2016

Assets	Notes	2016
		$

Current assets
Cash and cash equivalents	5	77,780.59
Accounts Receivables		252,380.52

Non-Current assets
Deposits		768.00

Total assets		330,929.11

Current liabilities
Trade and other payables		17,010.97
Loans and borrowings	6	225,000.00

Total current liabilities		242,010.97

Non-current liabilities
—		0.00

Total liabilities		242,010.97

Equity
Share capital		31,797.16
Owner’s Equity		57,120.98
Accumulated Losses		—

Total equity		88,898.14

Total liabilities and equity		330,929.11

These financial statements should be read in conjunction with the accompanying notes.

Business Union Financial, LLC Financial Statements 1 October 2016	10

Notes to the financial statements

1	General information

The reporting entity is Business Union Financial, LLC (the “Company”). The Company is focused on conducting alternative lending to small and mid-size businesses domestically and abroad. The Company is currently within its initial growth phase.

The Company is a Limited Liability Company organized and domiciled in Michigan. The address of its registered office is 2600 S Waverly Rd, Lansing MI 48911.

These financial statements are for the first reporting period of the company, being a 10 month reporting period. As such there is no comparative period financial information. The financial statements were approved for issue by the Board of Directors on 10 October 2016.

2	Summary of significant accounting policies

These financial statements have been prepared in accordance with Generally Accepted Accounting Practices with adjustments according to International Financial Reporting Standards (IFRS). These policies may differ from Generally Accepted Accounting Practices (GAAP) in the United States. They comply with the equivalents to International Financial Reporting Standards (IFRS) and other applicable Financial Reporting Standards for US Companies seeking international accounting application, as appropriate for profit-oriented entities that qualify and apply differential reporting concessions. These accounting practices are taken to give the entity a broader reach to other countries for analysis than just the United States.

a)	Basis of preparation

The principal accounting policies adopted in the preparation of the financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

Entity reporting

The financial statements are for Business Union Financial, LLC as a separate legal entity.

The Company is designated as a profit-oriented entity for financial reporting purposes.

Statutory base

Business Union Financial, LLC is a company registered under the provisions of 1993 PA 23, as amended from time to time.

The financial statements have been prepared in accordance with the requirements of the provisions of 1993 PA 23, as amended, adhering to Generally Acceptable Accounting Practices (GAAP) that comply with the applicable Chapters the provisions of 1993 PA 23, as amended from time to time and the other applications that may reference financial aspects to the Limited Liability Company.

Business Union Financial, LLC Financial Statements 1 October 2016	11

Differential reporting

The Company is a qualifying entity within the Framework for Differential Reporting. The Company qualifies on the basis that it is not publicly accountable and there is no separation between the owners and governing body of Business Union Financial, LLC. The Company has taken advantage of all differential reporting concessions available to it.

Historical cost convention

These financial statements have been prepared under the historical cost convention, as modified by the revaluation of certain assets as identified in specific accounting policies below.

b)	Domestic Currency

Functional and presentation currency

Items included in the financial statements are measured using the currency of the primary economic environment in which it operates (‘the functional currency’). The financial statements are presented in United States Dollars (USD’s), which is the Company’s functional currency and presentation currency.

Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the profit or loss component of the statement of comprehensive income. The company will realize income from other countries and may be susceptible to foreign currency fluctuations.

c)	Revenue

Revenue comprises the fair value of the consideration received or receivable. Revenue is recognized as follows:

Commissions Income

Commissions Income is direct revenue received from an end user rather than a wholesale lender.

Closing Income

Closing Income is direct revenue received from a wholesale lender rather than an end user.

Other income

Other Income is income derived from investment capital, wholesale distributors, or capital contributions.

d)	Operating expenses

Operating expenses are recognized in profit or loss upon utilisation of the service or at the date of their origin.

e)	Finance expenses

Finance expenses comprise interest expense on borrowings, unwinding of the discount on provisions, foreign currency losses, changes in the fair value of financial assets through profit or loss, impairment losses recognized on financial assets (except for trade receivables), losses on the disposals of available-for-sale financial assets and losses on hedging instruments that are recognized in profit or loss.

All borrowing costs are recognized in profit or loss using the effective interest method.

Business Union Financial, LLC Financial Statements 1 October 2016	12

f)	Income tax

The income tax expense recognized for the year is calculated using the taxes payable method and is determined using tax rules. Under the taxes payable method, income tax expense in respect of the current period is equal to the income tax payable for the same period.

g)	Cash and cash equivalents

Cash and cash equivalents includes deposits held at call with financial institutions and other short-term highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

h)	Financial instruments

The Company classifies its financial assets financial assets at fair value through profit or loss or loans and receivables. The classification depends on the purpose for which the assets were acquired. Management determines the classification of its assets at initial recognition and re-evaluates this designation at every reporting date.

i)	Accounts Receivables

The Company books accounts receivables on the basis of its Wholesale Lenders communicating to the Company (verbally or in writing) its intentions to finance deals. The company will also book accounts receivables based on written letters that relay contact information to the Company server that include: name, address, phone number, desired amount of product, and intention to fund a loan. It is standard to write off accounts receivables after 90 days if there has been no financing of any kind (partial or in full). Partial fulfilments of orders are given a discount based on mutually acceptable accounting practices.

Classification

Financial assets at fair value through profit or loss

This category has two sub categories: financial assets held for trading, and those designated at fair value through profit or loss at inception. A financial asset is classified in this category if acquired principally for the purpose of selling in the short term or if so designated by management. Derivatives are also categorised as held for trading unless they are designated as hedges. Assets in this category are classified as current, assets.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for those with maturities greater than 12 months after the end of the reporting period which are classified as non-current assets. The Company’s loans and receivables comprise the ‘financial asset’ and ‘cash and cash equivalents’ in the statement of financial position.

Recognition and measurement

Regular purchases and sales of financial assets are recognized on trade date – the date on which the Company commits to purchase or sell the asset. All financial assets are initially recognized at fair value plus transaction costs for all financial assets not carried at fair value through profit or loss.

•	Financial assets carried at fair value through profit or loss are initially recognized at fair value, and transaction costs are expensed in the profit or loss component of the statement of comprehensive income. Gains and losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ category are included in the profit or loss component of the statement of comprehensive income in the period in which they arise.

•	Loans and receivables are subsequently carried at amortized cost using the effective interest method.

Business Union Financial, LLC Financial Statements 1 October 2016	13

Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realise the asset and settle the liability simultaneously.

Impairment of financial assets

Assets carried at amortized cost

The Company assesses at each reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a ‘loss event’) and that loss event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

The criteria that the Group uses to determine that there is objective evidence of an impairment loss include:

•	Significant financial difficulty of the issuer or obligor;

•	A breach of contract, such as a default or delinquency in interest or principal payments;

•	The Company, for economic or legal reasons relating to the borrower’s financial difficulty, grants to the borrower a concession that the lender would not otherwise consider;

•	It becomes probable that the borrower will enter bankruptcy or other financial re-organisation;

•	The disappearance of an active market for that financial asset because of financial difficulties; or

•	Observable data indicating that there is a measurable decrease in the estimate future cash flows from a portfolio of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the portfolio, including:

i.	Adverse changes in the payment status of borrowers in the portfolio; and

ii.	National or local economic conditions that correlate with defaults on the assets in the portfolio.

The Company first assesses whether objective evidence of impairment exists.

The amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate. The asset’s carrying amount is reduced and the amount of the loss is recognized in the profit or loss component of the statement of comprehensive income. As a practical expedient, the Company may measure impairment on the basis of an instrument’s fair value using an observable market price.

If the asset’s carrying amount is reduced, the amount of the loss is recognized in the profit or loss component of the statement of comprehensive income.

If in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized (such as an improvement in the debtor’s credit rating), the reversal of the previously recognized impairment loss is recognized in the profit or loss component of the statement of comprehensive income.

Derecognition

Financial assets are derecognized when the rights to receive cash flows from the asset have expired or have been transferred and the Company has transferred substantially all risks and rewards or ownership.

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j)	Derivatives

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently measured at fair value with any gain on loss arising on re-measurement recognized in the profit or loss component of the statement of comprehensive income.

k)	Trade and other payables

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or in the normal operating cycle of the business if longer. If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

l)	Borrowings

Borrowings are initially recognized at fair value plus transaction costs incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (plus transaction costs) and the redemption amount is recognized in the profit or loss component of the statement of comprehensive income over the period of the borrowings using the effective interest method.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the end of the reporting period.

Borrowing costs are expensed as incurred unless they relate to construction of a qualifying asset in which case they are capitalised until the qualifying asset is ready for use.

m)	Equity, reserves, distributions, and dividend payments

Share capital represents the nominal value of shares that have been issued. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity.

Retained earnings include all current and prior period retained profits.

Dividend distributions payable to equity shareholders are included in trade and other payables when the dividends have been approved in a general meeting prior to the reporting date.

All transactions with owners of the parent are recorded separately within equity.

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3	Expenses

Profit before tax includes the following specific expenses:

2016
$
Advertising Expense	232.88
Bank Charges	1,985.99
Cleaning Supplies/Services	897.00
Commissions and Fees Exp	7,484.71
Computer/Software	4,951.44
Consulting/Maint Salesforce	90,000.00
Employee Appreciation	74.31
Insurance Expense	380.00
Internet Expense	1,246.79
Lawn/Snow Removal Service Exp	765.00
Legal and Professional Expense	2,182.36
Licenses & Fees Expense	1,181.66
Marketing Expense	20,299.96
Marketing-Lead Generation	5,000.00
Marketing Software-Salesforce	10,210.00
Meals and Entertainment Exp	7,985.81
Office Expense	83.70
Outsourcing	12,732.00
Payroll Tax Expense	8,035.26
Postage Expense	54.95
Printing Expense	103.84
Rent or Lease Expense	36,000.00
Repairs Expense	259.00
Telephone Expense	3,267.30
Cell Phone Expense	2,452.39
Travel Expense	33.20
Salaries Expense	27,350.00
Wages Expense	41,288.88
Website/Web Hosting	629.09
Wellness Expense	534.00
Utilities Expense	5,064.30

Total	292,765.82

4	Income tax

The company’s estimated federal income tax would be $54,644.58 if electing a Corporation Status on the Limited Liability Company Taxation where a federal return may be filed on Form 8832. The tax on salaries would be $1,303.89 per founder (same assumptions). The Company is responsible for Medicaid and Payroll taxes of 15.3%. Total taxes under this method are estimated to be $7,500 plus 25% over the amount of $50,000 or $1,161.14 for a total assumed tax expense of $8,661.14. This is an assumed tax rate and the actual taxable rate (including the filing of the tax status) may be materially different at the close of 2016. Note that a Schedule K-1, Form 1065 was utilized in fiscal year 2015.

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5	Cash and cash equivalents

Cash and cash equivalents include the following components:

2016
$

Cash at bank	77,780.59

Total	77,780.59

6	Loans and borrowings

Loans and borrowings include the following:

2016
$
Luke Meert	225,000.00

Total	225,000.00

There are currently no loans or borrowing activity to report beyond the scope of total liability. A detailed inquiry may be made to the condition of each account as is required by each investor to satisfy their due diligence. The terms and conditions of the borrowing do not represent a material effect on the business or its ability to perform.

7	Capital commitments

There are no substantial Capital Commitments.

There are no substantial Vested Capital Commitments.

8	Contingent Assets

There are no contingent assets at balance date.

9	Related parties

Business Union Financial, LLC became a member company of South Florida Business Union Financial, LLC. The sole shareholder of Business Union Financial, LLC during this time was Charles D. Carey. Effective 1 October 2016 Business Union Financial, LLC became the 12.5% member of South Florida Business Union, LLC; with Charles D. Carey still retaining principal control as a Managing Director of Business Union Financial, LLC. All controlling Directors and Members of the Group are considered to be related parties of Business Union Financial, LLC.

Transactions with the Group

During the period there were no transactions within other entities within the wider Group.

Transactions with Directors

During the period the following transactions took place between the Company and Directors:

•	Directors fees paid $.00 – Charles D. Carey

•	Directors fees paid $9,500.00 – Linda Shell

There were no loans to or from Directors during the period.

Transactions with other related parties

During the period the following other related party transactions took place:

•	No such related party transactions occurred

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10	Subsequent events

There are no subsequent events to disclose.

11	Going concern

There is currently no going concern to report on the Company at this time. The company is currently an operational company seeking to expand its operations. Its continued operations may be supplemented by each of the director’s positions at their prospective professions.